EXHIBIT 10.4

AMENDMENT 1 TO PURCHASE AND CONTRIBUTION AGREEMENT

Amendment 1, dated as of September 29, 2004 (the “Amendment”) to the Purchase and Contribution Agreement, dated as of April 24, 2003 (the “Agreement”) by and among SPX CORPORATION, a Delaware corporation (“SPX”), as seller and as Collection Agent, TRANSPORTATION & INDUSTRIAL SOLUTIONS (formerly Service Solutions, and referring solely to the Tools and Equipment divisions and Advanced Test Products), a division of SPX (“TIS”), WAUKESHA ELECTRIC SYSTEMS, INC. (referring solely to the Waukesha and Goldsboro operations), a Wisconsin corporation (“Waukesha”), MARLEY COOLING TECHNOLOGIES, INC., a Delaware corporation (“Marley”), and EDWARDS SYSTEMS TECHNOLOGY, INC., a Connecticut corporation (“EST,” and collectively with TIS, Waukesha, Marley and EST, the “Originators”) and SPX RECEIVABLES, LLC, a Delaware limited liability company (the “Purchaser”), agree as follows:

PRELIMINARY STATEMENTS

WHEREAS, certain terms which are capitalized and used throughout this Amendment (in addition to those defined above and in these Preliminary Statements) are defined in Article I of the Agreement, as modified by this Amendment.

WHEREAS, SPX has originated, and intends to originate Receivables from time to time through TIS.

WHEREAS, the Originators (other than TIS) intend to sell Receivables to SPX and SPX, in turn, will sell or contribute Receivables to the Purchaser from time to time in accordance with the terms and conditions specified in the Agreement.

WHEREAS, the Purchaser desires to sell from time to time certain receivables to GE Capital Commercial Services, Inc., a North Carolina corporation, and its successors and assigns or any other subsidiary or affiliate of General Electric Company (“GE”) under a factoring arrangement more particularly described herein.

WHEREAS, in accordance with the Receivables Purchase Agreement, the Agent will consent to the sale of certain of the Receivables by the Purchaser and upon acknowledgment by the Agent of the sale of such receivables (as more fully defined herein, the “Factored Receivables”) the Agent will release its lien and security interest in such Factored Receivables from time to time.

WHEREAS, in connection with any contemplated sale to GE, the Purchaser will be required to assign the representations and warranties made by SPX and the Originators relating to the Factored Receivables to GE.

WHEREAS, SPX and each Originator (other than TIS) agree to provide any representations and warranties desired in respect of the Factored Receivables and related assets directly to GE in accordance with the terms herein.

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WHEREAS, the Agent, SPX, the Originators and the Purchaser have agreed subject to the terms and conditions of this Amendment, to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.	Amendment of the Agreement.

(a) The definition of “Dilution” in Section 1.01 is hereby deleted in its entirety and replaced with the following:

“Dilution” means, with respect to any Receivable other than any Defaulted Receivable,(i) the aggregate net amount of any reductions or adjustments in the Outstanding Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed goods or services or any rebate, sales allowance, cash discount or other adjustment or setoff and also includes, but is not limited to any reductions or adjustments as a result of, any charges or fees paid to any collecting bank or financial institution in connection with the collection of Receivables paid using a credit card and (ii) the aggregate amount of any misapplied payments with respect to a Receivable, to the extent that such amount has not been previously reimbursed, until such time as such amounts are paid to the Agent.

(b) The definition of “Related Security” in Section 1.01 is hereby deleted in its entirety and replaced with the following:

“Related Security” means with respect to any Receivable:

(i) all of the Originator’s or SPX’s, as the case may be, interest in any goods (including returned goods) relating to any sale giving rise to such Receivable;

(ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements authorized by an Obligor describing any collateral securing such Receivable;

(iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(iv) all instruments, chattel paper and general intangibles evidencing or related to such Receivable; and

(v) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing

Amendment 1 to SPX Purchase and Contribution Agreement

software and related property and rights) to the extent relating to such Receivable and the related Obligor.

(c) The following definitions shall be added to Section 1.01:

“Agent” Calyon New York Branch, as successor in interest to Credit Lyonnais, a French banking corporation acting through its New York Branch, in its capacity as agent under the Receivables Purchase Agreement.

“Factored Receivable” means the indebtedness of any Obligor resulting from the provision or sale of goods or services by an Originator under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto that has been acquired by the Purchaser, either by purchase or by capital contribution pursuant to this Agreement, and that:

(a) is sold to GE pursuant to the GE Purchase Agreement; and

(b) is identified on a Release Request that has been acknowledged by the Agent, in writing.

“Factored Receivable Collections” means, with respect to any Factored Receivable, (a) all funds which are received by the Agent, the Purchaser, the Collection Agent, any Originator or GE in payment of any amounts owed in respect of such Factored Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Factored Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Factored Receivable and available to be applied thereon), and (b) all other cash proceeds of such Factored Receivable.

“Factored Receivable Related Security” means with respect to any Factored Receivable:

(a) all of the Purchaser’s interest in any goods (including returned goods) relating to any sale giving rise to such Factored Receivable;

(b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Factored Receivable, whether pursuant to the Contract related to such Factored Receivable or otherwise, together with all financing statements authorized by an Obligor describing any collateral securing such Factored Receivable;

(c) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Factored Receivable whether pursuant to the Contract related to such Factored Receivable or otherwise;

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(d) all instruments, chattel paper, and general intangibles evidencing or related to such Factored Receivable; and

(e) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) to the extent relating to such Factored Receivable and the related Obligor.

“GE” means GE Capital Commercial Services, Inc., a North Carolina corporation, and its successors and assigns, or any other subsidiary or affiliate of General Electric Company.

“GE Purchase Agreement” means and shall collectively refer to (a) the Receivables Purchase Agreement, dated December 30, 2003, as amended pursuant to Amendment No. 1, dated April 1, 2004, Amendment No. 2, dated June 30, 2004 and Amendment No. 3 dated the date of Amendment No. 1 to the Receivables Purchase Agreement, and the related Servicing Agreement, dated December 30, 2003, each of which is among SPX, the Originators, GE and the other parties thereto, and (b) any Receivables Purchase Agreements and related Servicing Agreements entered into from time to time by the Purchaser, GE and others providing for the purchase and sale of Factored Receivables of the Purchaser, in each case, in the form delivered to the Agent pursuant to the terms of the Receivables Purchase Agreement and together with all related documents, as the same may be amended, supplemented, restated or otherwise modified from time to time with the consent of the Agent, which consent shall not be unreasonably withheld.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of September 29, 2004, among the Purchaser, GE, the Agent, on behalf of the Investors and the Banks (each such term shall have the meaning assigned thereto in the Receivables Purchase Agreement) and the other parties thereto, as it may be amended, supplemented, restated or otherwise amended from time to time.

“Release Request” means (i) a request from the Purchaser to the Agent for the release of its lien and security interest in identified Receivables, including the pro forma recalculation of the Receivables Interest (as such term is defined in the Receivables Purchase Agreement), substantially in the form of Annex J to the Receivables Purchase Agreement or (ii) the Release of Lien by Secured Party and Authorization to File UCC Amendments, executed by Calyon New York Branch in its capacity as Agent as of June 30, 2004.

“Transaction Document” means any of the Agreement, the Fee Agreement, the Receivables Purchase Agreement, the GE Purchase Agreement and all other agreements executed by SPX or its Subsidiaries and delivered to the Agent related hereto or thereto identified on the Schedule of Closing Documents and such other

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documents that are designated by agreement of the parties as “Transaction Documents.”

(d) Section 3.04(a) is amended and restated as follows:

Unless otherwise agreed, the Collection Agent shall, on each Settlement Date, deposit into an account of the Purchaser or the Agent all Collections of Receivables (other than the Factored Receivables) then held by the Collection Agent. Unless otherwise agreed, the Collection Agent shall, on each Settlement Date, deposit into an account of the Purchaser or GE all Factored Receivable Collections then held by the Collection Agent.

(e) Section 3.04(b) is amended and restated as follows:

In the event that SPX believes that amounts that are not Collections of Receivables have been deposited into an account of the Purchaser, the Agent or GE, SPX shall so advise the Purchaser and, on the Business Day following such identification, the Purchaser shall remit, or shall cause to be remitted, to SPX all amounts so deposited which are identified, to the Purchaser’s satisfaction, to be amounts that are not Collections of Receivables.

(f) Section 5.01(f) is amended and restated as follows:

The balance sheet of SPX and its Subsidiaries as of December 31, 2003, and the related statements of income and retained earnings of SPX and its Subsidiaries for such fiscal year, copies of which have been furnished to the Purchaser, fairly present in all material respects the financial condition of SPX and its Subsidiaries as at such date and the results of the operations of SPX and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since the end of its most recent fiscal year December 31, 2003 there has been no material adverse change in the business, operations, property or financial or other condition of SPX and its Subsidiaries that could reasonably be expected to affect the value or collectibility of the Receivables.

(g) Section 5.01(i) is amended to add the following to the last sentence thereof:

and those filed by GE relating to any Factored Receivables, Factored Receivable Collections and Factored Receivable Related Security.

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(h) Section 5.01(m) is amended to add the following to the end thereof:

subject to any rights or interests arising pursuant to the provisions of the Intercreditor Agreement.

(i) Section 6.01(d) is amended and restated as follows:

Sales, Liens, Etc. SPX will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof, other than as specified herein and the other Transaction Documents or except as provided for under the GE Purchase Agreement.

(j) Section 6.01(g) is amended to add the following to the end thereof:

or a change relating to Factored Receivables.

(k) Section 6.01(i) is amended and restated as follows:

Deposits to Lock-Box Accounts. SPX will deposit, or cause to be deposited, all Collections of Receivables other than Factored Receivable Collections into Lock-Box Accounts. SPX will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

(l) Section 6.01(l) is amended and restated as follows:

(l) Further Assurances.

(i) SPX agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Purchaser or the Agent may reasonably request, to perfect, protect or more fully evidence the sale and contribution of Receivables under this Agreement, or to enable the Purchaser or the Agent to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, SPX will, upon the request of the Purchaser or the Agent,

(x) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Receivables; and

(y) following the occurrence of an Incipient Event of Termination or an Event of Termination, deliver to the Purchaser and the Agent copies of

Amendment 1 to SPX Purchase and Contribution Agreement

all Contracts relating to the Receivables and all records relating to such Contracts and the Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Purchaser’s or the Agent’s computer equipment).

(ii) SPX authorizes the Purchaser or the Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Receivables, the Related Security and the Collections with respect thereto without the signature of SPX where permitted by law.

(iii) SPX authorizes the Purchaser to take any and all steps in SPX’s name and on behalf of SPX that are necessary or desirable, in the determination of the Purchaser, to collect amounts due under the Receivables, including, without limitation, endorsing SPX’s name on checks and other instruments representing Collections of Receivables and following the occurrence of an Incipient Event of Termination or an Event of Termination, enforcing the Receivables and the Related Security.

(iv) SPX agrees from time to time, at the expense of SPX, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Purchaser or GE may reasonably request, to perfect, protect or more fully evidence the sale of a Factored Receivable, together with the Factor Receivable Related Security, purchased by GE, or to enable GE to exercise and enforce its rights and remedies under the GE Purchase Agreement or applicable law with respect to the Factored Receivables, the Factored Receivable Related Security and the Factored Receivable Collections. Without limiting the foregoing, SPX will, upon the request of the Purchaser or GE,

(x) execute and file such financing or termination statements or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Purchaser or GE may reasonably request, to transfer such Factored Receivables and Factored Receivable Related Security to GE and to release any Factored Receivables, Factored Receivable Related Security and Factored Receivable Collections from the security interest granted therein under this Agreement or any Transaction Document (other than the GE Purchase Agreement), in each case, only to the extent such documents are prepared by the Purchaser or GE and acceptable to the Agent, in its reasonable judgment; and

(y) forward any Factored Receivable Collections to GE in accordance with, and take such other actions as required by, the terms and conditions of the GE Purchase Agreement.

Amendment 1 to SPX Purchase and Contribution Agreement

(m) The following is added as clause (n) to Section 6.01:

Upon any sale of Factored Receivables to GE in accordance with the terms of the GE Purchase Agreement, SPX, the Purchaser and the Originators agree to treat GE as the owner of such Factored Receivables, the related Factored Receivable Collections and Factored Receivable Related Security. Each of SPX, the Purchaser and the Originators acknowledges that GE will be entitled to rely directly on all of the representations, warranties and covenants provided by SPX, the Purchaser and the Originators pursuant to this Agreement and that GE will have the direct right to enforce any remedies relating to the breach of any such representations, warranties and covenants.

(n) The provisions of Article VII of the Agreement do not apply to Factored Receivables.

(o) Section 8.01(c) is amended and restated as follows:

Any representation or warranty made or deemed made by SPX or any Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document (other than the GE Purchase Agreement) or any information or report, taken as a whole, delivered by SPX or any Originator pursuant to this Agreement or any other Transaction Document (other than the GE Purchase Agreement) shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;

(p) Section 8.01(d) is amended and restated as follows:

SPX shall fail to perform or observe, in any material respect, any other term, covenant or agreement contained in this Agreement or in any other Transaction Document (other than the GE Purchase Agreement) on its part to be performed or observed and any such failure shall remain unremedied for ten days after written notice thereof shall have been given to SPX by the Purchaser; or

(q) Section 8.01 (i) is amended and restated as follows:

There shall have occurred any change in the business, financial condition or operations of SPX since December 31, 2003 that materially adversely affects the collectibility of the Receivables or the ability of SPX to collect the Receivables otherwise perform its obligations under this Agreement;

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(r) Section 10.03(a) is amended and restated as follows:

This Agreement shall be binding upon and inure to the benefit of the Originators, SPX, the Purchaser and their respective successors and assigns. In connection with any sale or assignment by the Purchaser of all or a portion of the Receivables under the Receivables Purchase Agreement, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder). In connection with any sale or assignment by the Purchaser of any Factored Receivable under the GE Purchase Agreement, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder). The rights of any buyer, assignee or transferee of the Purchaser in respect of the Receivables other than the Factored Receivables (including the Issuer, the Agent or the Bank’s under and as defined in the Receivables Purchase Agreement) under this Agreement and any third-party beneficiaries contemplated by Section 10.10 shall be subject to the limits, conditions and restrictions on the analogous rights under the Receivables Purchase Agreement (including, without limitation, caps on expenses and payment or indemnification for Taxes and Other Taxes, as such terms are used and defined in the Receivables Purchase Agreement). The rights of any buyer, assignee or transferee of the Purchaser in respect of the Factored Receivables (including GE under and as defined in the GE Purchase Agreement) under this Agreement and any third-party beneficiaries contemplated by Section 10.10 shall be subject to the limits, conditions and restrictions on the analogous rights under the GE Purchase Agreement.

(s) Section 10.10 is amended and restated as follows:

Each of the parties hereto hereby acknowledges that the Purchaser intends to assign rights under this Agreement pursuant to the Receivables Agreement and the GE Purchase Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and the Originators hereby consent to any such assignments. All such assignees, including parties to the Receivables Purchase Agreement and parties to the GE Purchase Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser’s rights and remedies under, this Agreement to the same extent as if they were parties

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hereto, except to the extent specifically limited under the terms of their assignment.

2. Consent by the Agent. In accordance with clause (m) of Exhibit IV of the Receivables Purchase Agreement, the Agent acknowledges, and hereby consents to the amendment of the Agreement as provided for in this Amendment.

3. Consent by the Originators, SPX, the Purchaser and the Agent. Each of the Originators, SPX, the Purchaser and the Agent agree to, and hereby do, consent to the execution, delivery and performance of the GE Purchase Agreement by the parties thereto and the consummation of each of the transactions contemplated by the GE Purchase Agreement, notwithstanding any provision of the Agreement or any other Transaction Document (including, without limitation the Lock-Box Agreements) to the contrary.

4. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the conditions precedent identified in Amendment 1 to the Receivables Purchase Agreement, dated as of September 29, 2004, by and among the Purchaser, SPX, Atlantic Asset Securitization Corp. and Calyon New York Branch, individually and as Agent or any waiver of any such conditions precedent mutually agreed upon by the parties thereto.

5. Execution in Counterparts, Etc. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. The delivery of an executed signature page to this Amendment by telecopy transmission shall constitute due execution and delivery of this Amendment for all purposes.

6. Agreement in Full Force and Effect. Except as amended by this Amendment, all of the provisions of the Agreement and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect from and after the date hereof.

7. References to the Agreement. From and after the date hereof, (a) all references in the Agreement to “this Agreement,” “hereof,” “herein,” or similar terms and (b) all references to the Agreement in each agreement, instrument and other document executed or delivered in connection with the Agreement, shall mean and refer to the Agreement, as amended by this Amendment.

8. Further Assurances. The parties hereto agree to execute and deliver any and all further agreements, certificates and other documents reasonably necessary to implement the provisions of this Amendment.

9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE PURCHASER’S OWNERSHIP OF OR SECURITY INTERESTS IN THE RECEIVABLES AND RELATED SECURITY OR

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REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

[Signature Page to Follow]

Amendment 1 to SPX Purchase and Contribution Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SPX RECEIVABLES, LLC

By	/s/ Christopher J. Kearney
Name:	Christopher J. Kearney
Title:	Vice President and Secretary

SPX CORPORATION

By	/s/ Christopher J. Kearney
Name:	Christopher J. Kearney
Title:	Vice President, Secretary and General Counsel

TRANSPORTATION & INDUSTRIAL SOLUTIONS, a division of SPX Corporation

By	/s/ Christopher J. Kearney
Name:	Christopher J. Kearney
Title:	Vice President, Secretary and General Counsel

WAUKESHA ELECTRIC SYSTEMS, INC.

By	/s/ Christopher J. Kearney
Name:	Christopher J. Kearney
Title:	Vice President and Secretary

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MARLEY COOLING TECHNOLOGIES, INC.

By	/s/ Christopher J. Kearney
Name:	Christopher J. Kearney
Title:	Executive Vice President and Secretary

EDWARDS SYSTEMS TECHNOLOGY, INC.

By	/s/ Christopher J. Kearney
Name:	Christopher J. Kearney
Title:	Vice President and Secretary

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AGENT:	CALYON NEW YORK BRANCH

	By:	/s/ David Fink
	Name:	David Fink
	Title:	Managing Director

By:	/s/ Tina Kourmpetis
Name:	Tina Kourmpetis
Title:	Managing Director

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